UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 3, 2004

Date of Report (Date of earliest event reported)

DICKIE WALKER MARINE, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-1138724	33-0931599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway Oceanside CA 92054

(Address of Principal Executive Offices) (Zip Code)

(760) 450-0360

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On August 31, 2004, Dickie Walker Marine, Inc. (the “Company”) sold 9 units, each consisting of 9,375 shares of common stock, one $12,500 promissory note, with interest payable at 8% per annum over a three-year term, and 5,000 30-month warrants to purchase common stock at $2.10 per share. The purchase price was $25,000 per unit. The aggregate purchase for 9 units was $225,000. Placement agent fees of 10%, or an aggregate of $22,500 were paid. The offering was made privately to accredited investors pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933. The press release dated September 3, 2004 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Brian F. Kaminer resigned from the Company’s Board of Directors effective August 31, 2004. Mr. Kaminer cited personal reasons for his decision to resign from the board.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

99.1    Press release issued by Dickie Walker Marine, Inc. on September 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2004	DICKIE WALKER MARINE, INC.

	By:	/s/ Gerald W. Montiel
Gerald W. Montiel Chairman, Chief Executive Officer and President